UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 18, 2017

Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard

Santa Clara, CA 95051

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                                                                         ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 18, 2017, the Board, upon the recommendation of its Nominating/Corporate Governance Committee, increased the size of the Board from 10 to 11 members and appointed Hans E. Bishop to fill the vacancy so created, both effective July 18, 2017. Mr. Bishop was appointed to serve in the class of directors that will stand for re-election at the 2019 Annual Meeting of Stockholders. Mr. Bishop will serve on the Compensation Committee and Nominating/Corporate Governance Committee of the Company’s Board.

Mr. Bishop, age 52, has served as president, chief executive officer and a member of the Board of Directors of Juno Therapeutics, Inc. since September 2013.  From February 2012 until October 2012, Mr. Bishop was the chief operating officer of Photothera Inc., a late-stage medical device company owned by Warburg Pincus, and he continued working with Warburg Pincus as an Executive in Residence until October 2013. Prior to joining Photothera Inc., Mr. Bishop served as executive vice president and chief operating officer at Dendreon Corporation, a publicly-traded biopharmaceutical company, from January 2010 to September 2011. Mr. Bishop has also served as the president of the specialty medicine business at Bayer Healthcare Pharmaceuticals Inc. from December 2006 to January 2010, where he was responsible for a diverse portfolio of neurology, oncology and hematology products.

The Board has determined that Mr. Bishop meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. Bishop has (i) no arrangements or understandings with any other person pursuant to which he was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Bishop has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Mr. Bishop holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Mr. Bishop will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Mr. Bishop will serve on the Company’s Board this year, paid by the Company to all of its non-employee directors and as described under “Compensation of Non-Employee Directors” in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on February 2, 2017. In connection with his appointment, Mr. Bishop will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2008 and is incorporated by reference herein.

The Company issued a press release on July 18, 2017 announcing the appointment of Hans Bishop to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press release, dated July 18, 2017, announcing new board member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: July 18, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated July 18, 2017, announcing new board member.

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